                                                                       EXHIBIT 1


                                       1
--------------------------------------------------------------------------------

                               FIRST SUPPLEMENTAL
                               PROGRAMME AGREEMENT

                                 in respect of a

               U.S.$2,000,000,000 EURO MEDIUM TERM NOTE PROGRAMME

THIS AGREEMENT is made on 12th June, 2000 BETWEEN:

(1) INTERNATIONAL LEASE FINANCE CORPORATION of 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067 (the "ISSUER");

(2)  COMMERZBANK AKTIENGESELLSCHAFT of Kaiserplatz 60261, Frankfurt am Main;

(3) GOLDMAN SACHS INTERNATIONAL of Peterborough Court, 133 Fleet Street, London EC4A 2BB;

(4)  LEHMAN BROTHERS INTERNATIONAL (EUROPE) of One Broadgate, London EC2M 7HA;

(5) MERRILL LYNCH INTERNATIONAL of Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY;

(6) MORGAN STANLEY & CO. INTERNATIONAL LIMITED of 25 Cabot Square, Canary Wharf, London E14 4QA;

(7) SALOMON BROTHERS INTERNATIONAL LIMITED of Victoria Plaza, 111 Buckingham Palace Road, London SW1W 0SB;

(8) SOCIETE GENERALE of Tour Societe Generale, 17 cours Valmy 92897 Paris la Defense Cedex; and

(9) UBS AG, acting through its financial services group UBS WARBURG of 1 Finsbury Avenue, London EC2M 2PP.

WHEREAS:

(A) This Agreement (the "FIRST SUPPLEMENTAL PROGRAMME AGREEMENT") is supplemental to and should be read in conjunction with, the Programme Agreement (the "PRINCIPAL PROGRAMME AGREEMENT") dated 4th June, 1999 between the parties hereto. The Principal Programme Agreement and the First Supplemental Agreement are together referred to as the "PROGRAMME AGREEMENT" in respect of a U.S.$2,000,000,000 Euro Medium Term Note Programme (the "PROGRAMME").

(B) The parties hereto have agreed to make certain modifications to the Principal Programme Agreement.

(C) Except as provided in Clause 1 below, terms defined or construed in the Principal Programme Agreement shall bear the same meanings or construction when used in this Agreement.


--------------------------------------------------------------------------------

                                       2
--------------------------------------------------------------------------------

IT IS HEREBY AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

(a) This Agreement and the Principal Programme Agreement are together referred to as the "PROGRAMME Agreement" and all references in the Principal Programme Agreement to the "Programme Agreement" shall be deemed amended accordingly.

(b) Each reference in the Principal Programme Agreement to "Cedelbank" shall be deleted and replaced with "Clearstream, Luxembourg".

(c) The following definition shall be added in Clause 1 of the Principal Programme Agreement after "Arranger" and before "Confirmation Letter":

     ""CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, societe anonyme".

(d) The definition of "Duff & Phelps" in Clause 1 of the Principal Programme Agreement shall be deleted.

(e) Each reference in the Principal Programme Agreement to "Duff & Phelps" shall be deleted and replaced with "Fitch".

2.   APPENDIX A - INITIAL DOCUMENTATION LIST

     Paragraph 12 of part 1 of Appendix A to the Principal Programme Agreement shall be deleted and the following substituted therefor:

     "12. Confirmation that the Programme has been rated A1 by Moody's, AA- by Standard & Poor's and AA- by Fitch."

3.   APPENDIX B - SELLING RESTRICTIONS

     The last sentence of the second paragraph of paragraph 5 of Appendix B to the Principal Programme Agreement shall be deleted and replaced with the following:

     "Where the issue of Notes is effected as an exception to the rules to an appel public a l'epargne in France (public offer rules) by way of an offer to a restricted group of investors, such investors must provide certification as to their personal relationship of a professional or family nature with a member of the management of the Issuer."

4.   APPENDIX E - FORM OF SUBSCRIPTION AGREEMENT

     The second paragraph of the Form of Subscription Agreement set out in Appendix E to the Principal Programme Agreement shall be deleted and the following paragraph shall be substituted therefor:

     "This Agreement is made pursuant to the terms of the Programme Agreement (the "PRINCIPAL PROGRAMME AGREEMENT") dated 4th June, 1999 as supplemented by a First Supplemental Programme Agreement (the "FIRST SUPPLEMENTAL PROGRAMME AGREEMENT" and, together


--------------------------------------------------------------------------------

                                       3
--------------------------------------------------------------------------------

     with the Principal Programme Agreement, the "PROGRAMME AGREEMENT") dated 12th June, 2000, each made between the Issuer and the Dealers party thereto. All terms with initial capitals used herein without definition have the meanings given to them in the Programme Agreement."

5.   AMENDMENTS

     This Agreement supplements and should be read in conjunction with the Principal Programme Agreement. Each of the amendments contemplated by this Agreement shall take effect from the date hereof. Save for the amendments to the Principal Programme Agreement confirmed by this Agreement, all terms and conditions of the Principal Programme Agreement shall remain in full force and effect. The Principal Programme Agreement and this Agreement shall henceforth be read and construed together as one agreement. Any Notes issued under the Programme on or after the date hereof shall be issued pursuant to the Programme Agreement. This does not affect any Notes issued under the Programme prior to the date of this Agreement.

6.   COUNTERPARTS

     This Agreement may be signed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

7.   GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The second paragraph of Clause 19 of the Principal Programme Agreement shall apply to this Agreement as if expressly incorporated herein.

IN WITNESS WHEREOF, this Agreement is entered into the day and year first above written.



--------------------------------------------------------------------------------

                                       4
--------------------------------------------------------------------------------

                                   SIGNATORIES


THE ISSUER

INTERNATIONAL LEASE FINANCE CORPORATION

Telephone:        310 788 1999
Telefax:          310 788 1990
Attention:        Chief Financial Officer

By:               ALAN H. LUND



THE DEALERS

COMMERZBANK AKTIENGESELLSCHAFT

Telephone:        0049 69 136 45200
Telex:            4152530cbd
Telefax:          0049 69 136 23097
Attention:        ZGB/Debt Capital Markets


GOLDMAN SACHS INTERNATIONAL

Telephone:        44 020 7774 2326
Telex:            94012165 GSHH G
Telefax:          44 020 7774 2330
Attention:        Euro Medium Term Note Desk


LEHMAN BROTHERS INTERNATIONAL (EUROPE)

Telephone:        44 020 7256 8256
Telex:            888881 LEHMAN G
Telefax:          44 020 7260 2359
Attention:        MTN Trading Desk


MERRILL LYNCH INTERNATIONAL

Telephone:        44 020 7867 3995
Telex:            8811047 MERLYN G
Telefax:          44 020 7867 4327
Attention:        EMTN Sales and Distribution Desk

--------------------------------------------------------------------------------

                                       5
--------------------------------------------------------------------------------

MORGAN STANLEY & CO. INTERNATIONAL LIMITED

Telephone:        44 020 7425 7799
Telex:            8812564 MORSTN G
Telefax:          44 020 7425 7999
Attention:        Debt Capital Markets,
                  Head of Transaction Management Group


SALOMON BROTHERS INTERNATIONAL LIMITED

Telephone:        44 020 7721 3625
Telex:            886441
Telefax:          44 020 7721 2829
Attention:        MTN Desk


SOCIETE GENERALE

Telephone:        331 42 13 8055
Telefax:          331 42 13 7809
Attention:        DECC/FIX/ORI


UBS AG, ACTING THROUGH ITS FINANCIAL SERVICES GROUP UBS WARBURG

Telephone:        44 020 7567 2324
Telex:            887434 WDR G
Telefax:          44 020 7568 3349
Attention:        MTNs and Private Placements


Each by its duly authorised signatory:  SALLY BIRCHENOUGH



--------------------------------------------------------------------------------

                                       6
--------------------------------------------------------------------------------



                                                                  CONFORMED COPY







                              DATED 12TH JUNE, 2000


                     INTERNATIONAL LEASE FINANCE CORPORATION













                         ------------------------------

                     FIRST SUPPLEMENTAL PROGRAMME AGREEMENT
                       IN RESPECT OF A U.S.$2,000,000,000
                         EURO MEDIUM TERM NOTE PROGRAMME

                         ------------------------------











                                  ALLEN & OVERY
                                     London



--------------------------------------------------------------------------------